Exhibit 32.1

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

I, Michael Krzus, Chief Executive Officer of Emerald Oil, Inc., referred to as the Company, hereby certify that, to the best of my knowledge, the annual report of the Company on Form 10-K for the year ended December 31, 2012, referred to as the report:

(a)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the report fairly presents, in all material respects, the financial condition of the Company at December 31, 2012, and the results of the Company’s operations for the year ended December 31, 2012.

March 18, 2013	/s/ MICHAEL KRZUS
Michael Krzus
Chief Executive Officer
(principal executive officer)